REAL ESTATE LIEN NOTE
WITH BALLOON PAYMENT
$2,250,000.00                Texarkana, Texas     June 21, 2011
FOR VALUE RECEIVED, ARHC SCTXRTX001, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of GUARANTY BOND BANK, a state bank organized under the laws of the State of Texas (the “Lender”), at 2202 St. Michael Drive, Texarkana, Texas 75503, the principal sum of Two Million Two Hundred Fifty Thousand and No/100 Dollars ($2,250,000.00), with interest on the principal balance from time to time remaining unpaid until this Note shall have been paid in full at the rate hereinafter provided.
Payment Terms. The principal and accrued interest shall be payable as follows:
Principal and interest on this Note shall be due and payable in 59 monthly installments of $13,816.97 or more each, with the 60th and final monthly installment for the remaining balance. The monthly installments of principal and interest set forth herein are calculated at the interest rate stated below based upon an amortization of 300 months. The first of said monthly installments will be due and payable on or before the 21st day of July, 2011, and one installment to become due and payable on or before the 21st day of each succeeding month thereafter until June 21, 2016, when said remaining principal sum, together with accrued interest, shall be paid in full; interest being calculated on the unpaid principal to the date of each installment paid and the payment credited first to the discharge of the interest accrued and the balance to the reduction of the principal.
UPON THE MATURITY DATE SET FORTH ABOVE, THE BORROWER WILL BE REQUIRED TO MAKE A BALLOON PAYMENT, WHICH IS A FINAL PAYMENT OF ALL SUMS DUE UNDER THIS NOTE.
The principal of this Note may be prepaid from time to time and at any time, in whole or in part, without premium or penalty. No such partial prepayment shall affect the due date of the next installment of interest due herein after the appropriate allocation and reduction resulting from such partial prepayment.
Advancement of Funds. This Note, to the extent of the amount of $2,250,000.00, is given in part payment of the purchase price of the real property described herein, and said Note is additionally secured by a Vendor's Lien on said property, which is expressly retained in a Deed of even date herewith, executed by Westminister Texarkana, L.P., an Illinois limited partnership, to ARHC SCTXRTX001, LLC, a Delaware limited liability company.
LENDER'S OPTION TO RENEW. BORROWER EXPRESSLY ACKNOWLEDGES BY EXECUTING THIS NOTE THAT THERE IS NO EXPRESSED OR IMPLIED AGREEMENT THAT THIS NOTE WILL BE RENEWED BY LENDER UPON MATURITY. LENDER OR ANY SUBSEQUENT HOLDER OF THIS NOTE IS UNDER NO OBLIGATION TO RENEW THIS NOTE AT MATURITY. ANY AGREEMENT TO RENEW BY LENDER OR ANY SUBSEQUENT HOLDER OF THIS NOTE MUST BE IN WRITING AND SIGNED BY THE LENDER OR SUBSEQUENT

HOLDER OF THIS NOTE IN ORDER TO BE BINDING ON THE LENDER OR ANY SUBSEQUENT HOLDER OF THIS NOTE. IN THE EVENT OF RENEWAL, BORROWER DOES AGREE TO PAY ALL COSTS OF CLOSING, INCLUDING WITHOUT LIMITATION, COST OF APPRAISALS. TITLE POLICIES OR CERTIFICATES, AND ANY OTHER COSTS INCURRED BY LENDER DEEMED NECESSARY AND REASONABLE TO CONSUMMATE THE RENEWAL.
Interest Rate. Interest shall accrue on the unpaid principal from date of funding until maturity at the rate of five and one-half percent (5.500%) per annum.
Late Charge. Where permitted by applicable law, from the effective date of this Note, if Lender has not received the full monthly installment required by this Note as described above, by the end of 10 calendar days after the installment is due, the Borrower will pay a late charge to Lender, or any holder of this Note. The amount of the late charge will be five percent (5.00%) of the overdue payment of principal and interest. This late charge will be paid promptly but only once on each late installment. In the event a late charge is assessed on any monthly installment, Lender will not be entitled to default interest on the monthly installment during the same period in which the late charge is assessed. Any late charge shall be spread over the term of said Note and shall not otherwise exceed the maximum rate of interest permissible by law.
Default Interest. All past due principal and, if permitted by applicable law, all past due interest, shall bear interest at the maximum legal rate permitted by applicable law. During the existence of any default hereunder or under any instrument securing or evidencing the loan evidenced hereby, the entire unpaid balance of principal shall bear interest at the highest rate permitted by applicable law. Interest on past due installments and default interest provided for in this paragraph shall be calculated at the daily rate equal to 1/365ths (1/366ths during leap years) of the applicable annual percentage rate.
Default. It shall be an Event of Default under the provisions of this Note if the Borrower:
a.defaults in the prompt payment of principal and interest as and when due, and continuation of such default for ten days, or in the prompt payment when due of any other indebtedness, liabilities or obligations to Lender;
b.shall fail to comply with any of the Borrower's other covenants or obligations contained herein or shall default in the prompt performance of any covenant or obligation under any other instrument or document securing the indebtedness described herein or any portion thereof and the continuance of such failure or default for a period of 30 days after there has been given a written notice by Lender to Borrower specifying such failure and requiring it to be remedied;
c.any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise, endures termination, liquidation or dissolution, or death if an individual, as the case may be; notwithstanding the terms hereof, the death of a guarantor of this Note shall not be an event of default if the Borrower, within 90 days after the death of said guarantor, substitutes a new guarantor having a net worth substantially equal to the net worth of said deceased guarantor and if said substituted guarantor signs all instruments and furnishes all information required by Lender in order to satisfy Lender as to the financial condition and credit standing of said substituted guarantor and in order to bind said substituted guarantor to all obligations of said deceased guarantor to Lender;
d.sells, conveys, assigns, mortgages, subleases, pledges or encumbers the property or any part thereof without the proper expressed written approval of Lender;
e.fails to timely provide Lender, if Lender so requests, any financial records or information, including without limitation, a profit and loss statement regarding operation of the property;
f.defaults in the payment of any other indebtedness due the holder hereof or a default in the performance of any other obligation to the holder hereof by the Borrower or any other party liable for the payment thereof, whether as endorser, guarantor, surety or otherwise;

g.shall become insolvent, shall make an assignment for the benefit of their creditors, shall file a petition for voluntary bankruptcy, shall have a receiver appointed for any of their assets, shall file any answer or responsive pleading admitting insolvency or inability to pay any of their indebtedness, or fail to obtain a vacation or stay of any involuntary proceedings in insolvency or bankruptcy against it or them within 30 days from the date initiated; or if all or any part of their property shall be taken by execution levy or any other involuntary proceeding, or any court shall have taken jurisdiction of the property of the Borrower or the major part thereof for reorganization, dissolution, liquidation or winding up of their affairs, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated all within 30 days, or the Borrower shall admit in writing their inability to pay its or their debts generally as they become due;
h.fails to pay when due any subcontractors, suppliers or materialmen regarding construction of the improvements contemplated herein, unless such failure to pay said sums is based upon a legitimate dispute which is resolved within 30 days or is contested within 60 days by a commencement of an appropriate action in a court of competent jurisdiction. In no event will the Borrower permit a lien to be filed against the property without resolution in the manner set forth herein; or
i.if any lien is imposed on the real property as the result of the construction of the improvements and such lien is not released within 30 days of the imposition of such lien.
At the option of the holder of this Note, upon the occurrence of any default, the entire principal balance and all accrued interest shall at once become due and payable, without presentment, demand, protest, or notice of grace.
The failure to exercise the foregoing option upon the happening of one or more of the foregoing defaults shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same default or any other default. The acceptance by a holder of this Note of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise the foregoing option at that time or any subsequent time or nullify any prior exercise of such option.
Attorney's Fees. If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, the Borrower agrees to pay all costs of collection incurred by the holder hereof, including but not limited to reasonable attorney's fees.
Waiver of Notice and Consent. The Borrower and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions, renewals or modifications which from time to time may be granted by the holder hereof and to all partial payments hereof, whether before or after maturity.
Legal Interest Limitations. All agreements between the maker hereof and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid to the holder hereof for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the holder hereof shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness of the Borrower to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the indebtedness of the Borrower to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full in such manner that there will be no violation of applicable laws pertaining to the maximum rate or amount of interest which may be contracted for, charged or received with respect to such indebtedness. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Borrower and the holder hereof.
APPLICABLE LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
Security. This Note is secured by a Deed of Trust and Assignment of Rents and Leases of even date herewith (“Loan Documents”) in favor of Tyson T. Abston, Trustee, covering Borrower's fee simple estate and all improvements situated on the following described property located in Bowie County, Texas:
A portion of parcel No. 1, Block No. 2 of GALLERIA OAKS NO. 1, a subdivision of a part of the M.E.P. & P. Railway Company Survey, A-428, and the A. J. King Headright Survey, A-331, Bowie County, Texas, according to the plat thereof recorded in Volume 1198, Page 35, Real Property Records, Bowie County, Texas, subject tract being a part of a certain 5.00 acre tract of land conveyed by Southwest Interests, Inc., to Texarkana Surgery Center, Inc., by deed dated October 12, 1993, of record in Volume 2937, Page 186, Real Property Records, Bowie County, Texas, being more particularly described by metes and bounds as follows:
COMMENCING at the most Northerly Northwest corner of said Galleria Oaks No. 1;
THENCE: S 02◦ 06' 30” E, with the upper line of said Galleria Oaks No. 1, 435.14 feet to a point on the South right-of-way line of Moores Lane and the POINT OF BEGINNING for the herein described tract of land, said point being on the North line of the above referenced 5.00 acre tract;
THENCE: N 87◦ 53' 30” E, with the South right-of-way line of said Moores Lane, same being the North line of said 5.00 acre tract, 101.80 feet to a 1/2” rebar found for corner at the Northeast corner of said 5.00 acre tract, said point being the Northwest corner of Lot No. 5, Parcel No. 2, Block No. 2 of said Galleria Oaks Subdivision;
THENCE: S 02◦ 06' 30” E, with the East line of said 5.00 acre tract, same being the West line of said Lot No. 5, 225.20 feet to a 1/2 inch iron pin found for corner at the Southwest corner of said Lot No. 5, said point being the Northwest corner of Lot No. 4;
THENCE: S 14◦ 18' 00” E, with the East line of said 5.00 acre tract, same being the West line of said Lot No. 4, and a portion of Lot No. 3, 242.49 feet to a 1/2 inch iron pin found for corner at the Southeast corner of said 5.00 acre tract;
THENCE: S 75◦ 42' 00” W, with the South line of said 5.00 acre tract, 334.50 feet to a 1/2 inch iron pin found for corner at the Southeast corner of a certain 1.660 acre tract of land conveyed by Texarkana Surgery Center, Inc., to Southwest Interest, Inc., by deed dated August 29, 1994, of record in Volume 2219, Page 188, Real Property Records, Bowie County, Texas;
THENCE: N 14◦ 11' 40” W, with the East line of said 1.660 acre tract, 282.90 feet to a punch mark set for corner in a concrete parking lot at the Northeast corner of said 1.660 acre tract, said point being on the North line of said 5.00 acre tract and being on the South line of an easement and right-of-way, conveyed to the City of Texarkana, of record in Volume 630, Page 725, Deed Records, Bowie County, Texas, said point also being in a curve to the left;
THENCE: Northeasterly, with the North line of said 5.00 acre tract, same being the South line of said easement and right-of-way, having a radius of 167.50 feet (Radius point bears N 34◦ 34' 45” W) through a central angle of 30◦ 25' 11” for a distance of 88.93 feet to a 1/2 inch iron pin found for corner at the end of said curve;
THENCE: N 25◦ 00' 00” E, continuing with the North line of said 5.000 acre tract, same being the South and East line of said easement and right-of-way, 214.84 feet to a 1/2 inch iron pin found for corner at the Northwest corner of said 5.00 acre tract, said point being on the South right-of-way line of said Moores Lane;
THENCE: N 87◦ 53' 30” E, with the North line of said 5.00 acre tract, same being South right-of-way line of said Moores Lane, 76.11 feet to the PLACE OF BEGINNING and containing 3.340 acres of land, more or less.
TOGETHER with a 50.00 foot wide access easement for the purpose of ingress and egress across the North portion of the above referenced 1.660 acre tract, being more particularly described by metes and bounds as follows:
BEGINNING at a 1/2 inch iron pin found for corner at the lower Northwest corner of subject 3.340 acre tract, same being the Northeast corner of said 1.660 acre tract, said point being on the South line of the above referenced easement and right-of-way, said point being in a curve to the right;
THENCE: Southwesterly, with the North line of said 1.660 acre tract, same being the South line of said easement and right-of-way and being along the arc of a curve having a radius of 167.50 feet (radius point bears N 34◦ 34' 45” W), through a central angle of 20◦ 16' 49” for a distance of 59.28 feet to a point at the end of said curve;
THENCE: S 75◦ 42' 00” W, with the North line of said 1.660 acre tract, same being the South line of said easement and right-of-way, 206.52 feet to an iron pin found for corner at the Northwest corner of said 1.660 acre tract, said point being on the East line of F. M. Road No. 1397, Summerhill Road;
THENCE: S 14◦ 11' 40” E, with said right-of-way line, 50.00 feet to a 1/2 inch iron pin found for corner;
THENCE: N 75◦ 42' 00” E, 264.47 feet to a punch mark found for corner in a concrete parking lot on the East line of said 1.660 acre tract;
THENCE: N 14◦ 11' 40” W, with the East line of said 1.660 acre tract, 60.38 feet to the PLACE OF BEGINNING and containing 0.308 acre of land, more or less, being the same easement described in the deed from Texarkana Surgery Center, Inc., to Southwest Interest, Inc., recorded in Volume 2219, Page 188, Real Property Records, Bowie County, Texas.
Payment of Insurance. Notwithstanding anything to the contrary contained herein, “Lender” does require Borrower to provide proof of payment when due of all tax statements and insurance premiums due and owing on the herein described property. Alternatively, “Lender” may, at its option, require the Borrower to make monthly payments to a fund for taxes and/or insurance premiums on the herein described real property. Said monthly payments will be made on the payment date specified for principal and interest in this Note and each payment will be 1/12th of the amount that “Lender” estimates will be required annually for payment of taxes and insurance premiums. The fund will accrue no interest, and “Lender” will hold it without bond in escrow and use it to pay the taxes and insurance premiums. If the Borrower has complied with the requirements of this paragraph, “Lender” must pay taxes before delinquency. The Borrower agrees to make additional deposits on demand if the fund is ever insufficient for its purpose. If an excess accumulates in the fund, “Lender” may either credit it to the next monthly deposits until the excess is exhausted or refund it to Borrower. “Excess” is defined for this provision as an amount exceeding the monthly payment multiplied by the number of months remaining in the calendar year, plus the monthly payment amount multiplied by two. Before the Borrower makes the final payment on this Note, “Lender” will credit to that payment the whole amount then in the fund or, at “Lender's” option, refund it after this Note is paid. If the Deed of Trust securing this Note is foreclosed, any balance in the fund over that needed to pay taxes, including taxes not yet payable, and to pay insurance premiums will be paid pursuant to the Trustee's duties set forth in this Deed of Trust. If the real property described herein is ever transferred, any balance then in the fund will be still subject to the provisions of this paragraph and will inure to the benefit of the transferee. Deposits to the fund described in this paragraph are in addition to the monthly payments of principal and interest provided in this Note.
Additional Terms. Notwithstanding anything to the contrary herein, this is a demand note and Lender may demand payment in full at any time. Borrower grants Lender a security interest in all property pledged to Lender in this and other agreements of Borrower to secure payment of all amounts now or hereafter owes by Borrower to Lender based on this and other agreements. Titus County, Texas, shall be the exclusive venue for any litigation between borrower and Lender; Borrower agrees to pay Lender's costs and attorneys fees related to the enforcement or defense of Lender's rights related to any of Borrower's agreements with Lender.
THIS DOCUMENT, TOGETHER WITH OTHER DOCUMENTS EXECUTED SIMULTANEOUSLY HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
BORROWER:
ARHC SCTXRTX001, LLC, a Delaware limited liability company
By: American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership - Sole Member

By:	American Realty Capital Healthcare Trust, Inc., a Maryland corporation -General Partner
By:
William M. Kahane, President